UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): September 29, 2011

Jacobs Engineering Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	1-7463	95-4081636
(State of incorporation)	(SEC File No.)	(IRS Employer identification number)

1111 S. Arroyo Parkway, Pasadena, California		91105
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number (including area code): (626) 578-3500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2011, Jacobs Engineering Group Inc. (the “Company”) and Thomas Hammond, the Company’s Executive Vice President, Operations, entered into a letter agreement (the “Agreement”) detailing the terms of Mr. Hammond’s relocation and repatriation from England. Pursuant to the terms of the Agreement, any allowances and differentials provided under Mr. Hammond’s agreement with respect to his foreign assignment, including his goods and services differential, automobile allowance and housing provisions, ceased on September 1, 2011. Under the Agreement, Mr. Hammond is eligible to receive relocation assistance consistent with the Company’s relocation policy and his position.

The foregoing summary of the Agreement is not complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Relocation/Repatriation Agreement, dated as of September 29, 2011, by and between Jacobs Engineering Group Inc. and Thomas Hammond.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACOBS ENGINEERING GROUP INC.

By:	/s/ John W. Prosser, Jr.
Name:	John W. Prosser, Jr.
Title:	Executive Vice President
Finance and Administration

Date: October 5, 2011

EXHIBIT INDEX

10.1	Relocation/Repatriation Agreement, dated as of September 29, 2011, by and between Jacobs Engineering Group Inc. and Thomas Hammond.